INTEGRITY FUND SERVICES, LLC

TRANSFER AGENCY AGREEMENT ADDENDUM

ADDENDUM, effective commencing on January 18, 2020 to the Transfer Agency Agreement dated July 31, 2009 and, as amended from time to time, between Integrity Fund Services, LLC (the “Transfer Agent”) and The Integrity Funds (each a “Fund” or collectively, the “Funds”).

            The current Transfer Agency Agreement is hereby further amended to provide for the addition of the new Integrity Short Term Government Fund to the current line of Funds offered by The Integrity Funds.  The fee schedule with respect to the Integrity Short Term Government Fund shall be as follows:

         For the Integrity Short Term Government Fund:

Fund Size (Net Assets)			Percentage
$[ ]	TO	$[ ]	[ ]%
[ ]	TO	[ ]	[ ]%
[ ]	TO	[ ]	[ ]%
[ ]	and Larger		[ ]%

Additional Share Class Base Fee $[ ] per month

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of January 18, 2020.

                                                                  THE INTEGRITY FUNDS

                                                                  By: /s/ Shannon D. Radke

                                                                           President

                                                                  INTEGRITY FUND SERVICES, LLC

                                                                  By: /s/ Shannon D. Radke

                                                                           President